Form 88 - (Producers) Rev 1-83 (Paid up)
Kans - Okla - Colo

OIL AND GAS LEASE

THIS AGREEMENT, Entered into this the 14th day of October, 2008, between: Bryant T. Wires, aka Bryant Wires, and Rosalie Wires, aka Rosalie Harriette Wires, husband ~~and wife,~~ 295 15th Road, Geneseo, Kansas 67444 hereinafter called lessor, and Fox Petroleum, Inc. P.O. Drawer 459, Great Bend, Kansas 67530 hereinafter called lessee, does witness

1. That lessor, for and in consideration of ---------- Ten ($10.00) ---------- DOLLARS, in hand paid, and of the covenants and agreements hereinafter contained to be performed by the lessee, has this day granted, leased and let and by these presents does hereby grant, lease and let exclusively unto the lessee the hereinafter described land, with any reversionary rights therein, and with the right to unitize this lease or any part thereof with other oil and gas leases as to all or any part of the land covered thereby as hereinafter provided, for the purpose of carrying on geological, geophysical and other exploratory work thereon, including core drilling and the drilling, mining, and operating for, producing and saving all of the oil, gas, gas condensate, gas distillate, casing head gasoline and their respective constituent vapors, and all other gases, found thereon, the exclusive right of injecting water, brine, and other fluids and substances into the subsurface strata, and for constructing roads, laying pipe lines, building tanks, storing oil, building power stations, electrical lines and other structures thereon necessary or convenient for the economical operation of said land alone or conjointly with neighboring lands, to produce, save, take care of, and manufacture all of such substances, and the injection of water, brine, and other substances

into the subsurface strata, said tract of land being situated in the County of Ellsworth State of Kansas, described as follows:

Northwest Quarter (NW/4) of Section Twenty-eight (28), Township Seventeen (17), Range Eight (8)

containing 160 acres more or less.

2. This lease shall remain in force for a term of Two years (called "primary term") and as long thereafter as oil, gas, casinghead gas, casinghead gasoline or any of the products covered by this lease is or can be produced.

3. The lessee shall deliver to lessor as royalty, free of cost, on the lease, or into the pipe line to which lessee may connect is wells the equal one-eighth part of all oil produced and saved from the leased premises, or at the lessee's option may pay to the lessor for such one-eighth royalty the market price at the wellhead for oil of like grade and gravity prevailing on the day such oil is run into the pipe line or into storage tanks.

4. The lessee shall pay to the lessor, as a royalty, one-eighth (1/8th) of the proceeds received by the lessee from the sale of gas, gas condensate, gas distillate, cashinghead gas, gas used for the manufacture of gasoline or any other product and all other gases, including their constituent parts, produced from th eland herein leased. If such gas is not sold by the lessee, lessee may pay or tender annually at or before the end of each yearly period during which such gas is not sold, as a shut-in royalty, whether one or more wells, an amount equal to the delay rental provided in paragraph 5 hereof, and while said shut-in royalty is so paid or tendered, it will be considered under all provisions of this lease that gas is being produced in paying quantities. The first yearly period during which such gas is not sold shall begin on the date the first well is completed for production of gas.

5. This lease is a paid-up lease and may be maintained during the primary term without further payments or drilling operations.

6. In the event said lessor owns a less interest in the above described land than the entire and undivided fee simple estate therein then the royalties and rentals herein provided for shall be paid to said lessor only in the proportion which his interest bears to the whole and undivided fee, however; in the event the title to any interest in said land should revert to lessor, or his heirs, or his or their grantee, this lease shall cover such reversion, and rentals hereunder shall be increased at the next succeeding rental anniversary after written notice of such reversion by lessor to lessee, provided said notice is received by lessee at least 30 days prior to any such rental anniversary.

7. The lessee shall have the right to use, free of cost, gas, oil and water found on said land for its operations thereon, except water from existing wells of the lessor. When required by lessor, the lessee shall bury its pipe lines below plow depth and shall pay for damage caused by its operations to growing crops on said land. No well shall be drilled nearer than 200 feet to the house or barn now on said premises without written consent of the lessor. Lessee shall have the right at any time during, or after the expiration of this lease to remove all machinery, fixtures, houses, buildings and other structures placed on said premises, including the right to draw and remove all casing.

8. If the estate of either party hereto is assigned (and the privilege of assigning in whole or in part is expressly allowed), the covenants hereof shall extend to the heirs, devises, executors, administrators, successors and assigns, but no change or division in ownership of the land, rentals, or royalties, however accomplished, shall operate to enlarge the obligations or diminish the rights of lessee, and no change of ownership in the land or in the rentals or royalties or any sum due under this lease shall be binding on the lessee until it has been furnished with either the original recorded instrument of conveyance or a duly certified copy thereof, or a certified copy of the will of any deceased owner and of the probate thereof, or a certified copy of the proceedings showing appointment of an administrator for the estate of any deceased owner, whichever is appropriate, together with all original recorded instruments of conveyance or duly certified copies thereof necessary in showing a complete chain of title back to lessor of the full interest claimed, and all advance payments of rentals made hereunder before receipt of said documents shall be binding on any direct or indirect assignee, grantee, devisee, or administrator, executor, or heir of lessor.

9. If the leased premises are now or shall hereafter be owned in severalty or in separate tracts, the premises may nonetheless be developed an operated as one lease, and all royalties and rentals accruing hereunder shall be divided among and paid to such separate owners in the proportion that the acreage owned by each separate owner bears to the entire leased acreage. There shall be no obligation on the part of the lessee to offset wells on separate tracts into which th eland covered by this lease may now or hereafter be divided by sale, devise, descent or otherwise, or to furnish separate measuring or receiving tanks.

10. Lessor hereby warrants and agrees to defend the title to the land herein described and agrees that the lessee, at its option, may pay and discharge in whole or in part any taxes, mortgages, or other liens existing, levied, or assessed on or against the above described lands and, in event it exercises such options it shall be subrogated to the rights of any holder or holders thereof and may reimburse itself by applying to the discharge of any such mortgage, tax or other lien, any royalty or rentals accruing hereunder.

11. Lessee may at any time surrender or cancel this lease in whole or in part by delivering or mailing such release to the lessor, or by placing same of record in the proper county. In case said lease is surrendered and canceled as to only a portion of the acreage covered thereby, then all payments and liabilities thereafter accruing under the terms of said lease as to the portion canceled shall cease and determine and any rentals thereafter paid may be apportioned on an acreage basis, but as to the portion of the acreage not released the terms and provisions of this lease shall continue and remain in full force and effect for all purposes.

12. All provisions hereof, express or implied, shall be subject to all federal and state laws and the orders, rules, or regulations (and interpretations thereof) of all governmental agencies administering the same, and this lease shall not be in any way terminated wholly or partially nor shall the lessee be liable in damages for failure to comply with any of the express or implied provisions hereof if such failure accords with any such laws, orders, rules or regulations (or interpretations thereof). If lessee should be prevented during the last six months of the primary term hereof from drilling a well hereunder by the order of any constituted authority having jurisdiction thereover, the primary term of this lease shall continue until six months after said order is suspended, but th lessee shall pay delay rentals herein provided during such extended time.

13. Lessee, at its option, is hereby given the right and power to pool or combine into one or more units the land covered by this lease, or any portion thereof, with other land covered by another lease, or leases when, in lessee's judgment it is necessary or advisable to do so in order to properly develop and operate said lease premises so as to promote the conservation of such minerals in and under said land, such pooling to be in a unit or units not exceeding 40 acres each in the event of an oil well, or into a unit or units not exceeding 640 acres each in the event of a gas and/or condensate or distillate well, plus a tolerance of ten percent (10%) to conform to Governmental Survey quarter sections. Lessee shall execute in writing and file for record in the county in which the land is situated an instrument identifying and describing the pooled acreage. The entire acreage so pooled into a unit or units shall be treated for all purposes, except the payments of royalties on production from the pooled unit, as if it were included in this lease. If production is found on any part of the pooled acreage it shall be treated as if production is had from this lease whether any well is located on the land covered by this lease or not. Any well drilled on any such unit shall be and constitute a well hereunder. In lieu of the royalties elsewhere herein specified lessor shall receive on production from the unit so pooled only such portion of the royalty stipulated herein as the amount of his net royalty interest therein on an acreage basis bears to the total mineral acreage so pooled in the particular unit involved.

14. This lease and all its terms, conditions, and stipulations shall extend to and be binding on all successors of said lessor and lessee.

REGISTER OF DEEDS SEAL ELLSWORTH COUNTY, KAN.

STATE OF KANSAS
Ellsworth County
This instrument was filed for record on the 21st day of October A.D. 20 08 at 9:10 o'clock A M., and duly recorded in book 110 on page 181-184
Fee $20.00
Janice [signature]
Register of Deeds
By _______________ Deputy

PHOTO COPIED

IN WITNESS WHEREOF, we sign the day and year first above written.